EXHIBIT 10.25

Summary of Employment Terms for Jeffrey Croft

Mr. Croft will serve as the President and Chief Operating Officer of Dominion Homes, Inc. (the “Company”.) He will receive an annual base salary of $400,000, paid in accordance with the Company’s normal payroll procedures, and such other benefits as are generally available to senior executives of the Company. The Company is currently negotiating the terms of an employment agreement with Mr. Croft, which agreement will be effective upon approval by the Company’s Board of Directors.